EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in Registration Statement No. 333-36277 on Form S-8 of our reports dated March 25, 2005, relating to the consolidated financial statements of Reading International, Inc. and its subsidiaries and management’s report on internal control over financial reporting, appearing in this Annual Report on Form 10-K of Reading International, Inc. for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP

Los Angeles, California

March 25, 2005